        As filed with the Securities and Exchange Commission on January 22, 1999
                                                    Registration No. 333-_______
================================================================================



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            ---------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            ---------------------

                      TICKETMASTER ONLINE-CITYSEARCH, INC.
             (Exact name of Registrant as specified in its charter)

      DELAWARE                                           95-4546874
      --------                                           ----------
(State of incorporation)                    (I.R.S. Employer Identification No.)


                       790 E. Colorado Blvd., Ste. 200
                         Pasadena, California 91011
        (Address, including zip code, of principal executive offices)

                            ---------------------

                           1996 STOCK OPTION PLAN
                            1998 STOCK PLAN
                      1998 EMPLOYEE STOCK PURCHASE PLAN
                          (Full Titles of the Plans)

                            ---------------------

                              Charles Conn, III
                           Chief Executive Officer
                    Ticketmaster Online-CitySearch, Inc.
                       790 E. Colorado Blvd., Ste. 200
                         Pasadena, California 91101
                   (Name and address of agent for service)

                               (626) 405-0050
        (Telephone number, including area code, of agent for service)

                            ---------------------

                                 Copies to:
                           LARRY W. SONSINI, ESQ.
                           JOHN T. SHERIDAN, ESQ.
                      WILSON SONSINI GOODRICH & ROSATI
                          Professional Corporation
                             650 Page Mill Road
                         Palo Alto, California 94304



================================================================================


                        CALCULATION OF REGISTRATION FEE
================================================================================

Title of                           Amount            Proposed              Proposed           Amount of       Total
Securities to                      to be        Maximum Offering       Maximum Aggregate    Registration   Registration
be Registered                   Registered(1)   Price Per Share(2)     Offering Price(2)        Fee            Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
$.01 par value                  3,351,857         $6.743846608           $ 22,604,409.46      $ 6,284.03

Class B Common Stock,
$.01 par value                  3,351,857         $      -----           $         -----      $    -----     $75,156.86

Class B Common Stock,
$.01 par value                  5,000,000         $    49.5488           $247,744,000.00      $68,872.83
====================================================================================================================================

        (1) Includes 3,351,857 shares to be registered under the 1996 Stock Option Plan (the "1996 Plan"), 4,000,000 shares to be registered under the 1998 Stock Plan (the "1998 Plan") and 1,000,000 shares to be registered under the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan").

        (2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to (i) 3,218,774 shares which are subject to outstanding options to purchase Class A Common Stock under the 1996 Plan and (ii) 650,000 shares which are subject to outstanding options to purchase Class B Common Stock under the 1998 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 3,351,857 shares subject to outstanding options under the 1996 Plan is $4.79. The weighted average exercise price of the 650,000 shares subject to outstanding options under the 1998 Plan is $19.76. With respect to the (i) 133,083 shares of Class A Common Stock available for future grant under the 1996 Plan, (ii) 3,350,000 shares of Class B Common Stock available for future grant under the 1998 Plan and
             (iii) 1,000,000 shares of Class B Common Stock available for future grant under the 1998 Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on January 21, 1999, which average was $54.00. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Registration Statement on Form S-1 (File No. 333-64855) (the "Form S-1") and amendments thereto, including the Prospectus dated December 2, 1998, filed for the purpose of registering certain shares of the Registrant's Class B Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registrant's initial public offering.

     (b) The description of the Registrant's Class B Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 6, 1998 pursuant to
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.
         -------------------------

     Class A Common Stock

     A. Except as otherwise provided by the Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.2 to the Form S-1) or by applicable law, each share of Class A Common Stock issued and outstanding has 15 votes on any matter submitted to a vote of stockholders of the Registrant (as opposed to one vote per share for each share of Class B Common Stock issued and outstanding of the Registrant). Except as otherwise required by applicable law, the Class A Common Stock and the Class B Common stock vote together as a single class on all matters submitted to a vote of stockholders of the Registrant.
Each share of Class A Common Stock is automatically converted into one share of Class B Common Stock of the Registrant upon any sale, pledge, conveyance, hypothecation, assignment or other transfer (a "Transfer") of such share, whether or not for value by the initial registered holder (the "Initial Holder") thereof, other than any such Transfer by such holder to (i) a nominee of such holder (without any change in beneficial ownership, within the meaning of Section 13(d) of the Exchange Act) or (ii) another person that at the time of the Transfer, beneficially owns shares of Class A Common stock or a nominee thereof; provided that, notwithstanding the foregoing (A) any Transfer by the Initial Holder without consideration to (i) any affiliated entity of such Initial Holder, (ii) a partner, active or retired, of such Initial Holder, (iii) the estate of any such Initial Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Initial Holder, (iv) a parent corporation or wholly-owned subsidiary of such Initial Holder or to a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Initial Holder or a wholly owned subsidiary of such parent, or (v) the spouse of such Initial Holder, in each case, shall not result in such conversion, or (B) any bona fide pledge to a financial institution in connection with a borrowing shall not result in such conversion; and provided further, that in the event any Transfer shall not give rise to automatic conversion hereunder, then any subsequent Transfer by the holder (other than any such Transfer by such holder to a nominee of such holder (without any change in beneficial ownership, as such term is defined under Section 13(d) of the Exchange Act)) or the pledgor, as the case may be, shall be subject to automatic conversion upon such terms and conditions. In addition, each share of Class A Common Stock may be converted at any time into one share of Class B Common Stock at the option of the holder thereof. The one-to-one conversion ratio shall be in all events equitably preserved in the event of any merger, consolidation or other reorganization of the Registrant with another corporation.

     B. Except as set forth in the Company's Amended and Restated Certificate of Incorporation or as otherwise provided by applicable law, subject to preferences that may apply to shares of any Preferred Stock of the Registrant outstanding from time to time, the holders of outstanding shares of Class A Common Stock of the Registrant are entitled to receive, on a share-for-share basis, such dividends if, as and when declared from time to time by the Board of Directors of the Registrant. Cumulative voting for the election of directors is not provided for in the Amended and Restated Certificate of Incorporation; therefore, subject to applicable law, the holders of a majority of the total voting power of the outstanding shares of Common Stock of the Registrant (including any Class B Common Stock) voted will have the power to elect all of the directors then standing for election. No class of Common Stock of the Registrant is entitled to preemptive or redemption rights. Upon a liquidation, dissolution or winding-up of the Registrant, the assets legally available for distribution to stockholders are distributable ratably among the holders of each class of Common Stock of the Registrant, subject to the preferences, if any, of any outstanding Preferred Stock and payment of claims of creditors. The Registrant's Amended and Restated Certificate of Incorporation further provides that in no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless all shares of Common Stock then outstanding are treated equally and identically.

     C. The Registrant is authorized to issue 2,000,000 shares of Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by Delaware law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and rights of the shares of each wholly unissued series and designate any qualifications, limitation or restrictions thereon and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders of the Registrant. The issuance of Preferred Stock of the Registrant may have the effect of delaying, deferring or preventing a change in control of the Registrant and may adversely affect the voting and other rights of the holders of Common Stock of the Registrant. The Registrant has no current plan to issue any shares of Preferred Stock.

     D. The Registrant's Amended and Restated Certificate of Incorporation provides that "USA Networks" (as defined below) shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Registrant, and neither USA Networks nor any officer, director or employee thereof (except as described below) shall be liable to the Registrant or its stockholders for breach of any fiduciary duty by reason of any such activities of USA Networks. In the event that USA Networks acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both USA Networks and the Registrant, USA Networks shall have no duty to communicate or offer such corporate opportunity to the Registrant and shall not be liable to the Registrant or its stockholders for breach of any fiduciary duty as a stockholder of the Registrant by reason of the fact that USA Networks pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Registrant. Nothing in this provision of the Amended and Restated Certificate of Incorporation shall amend or modify in any respect any written contractual agreement between USA Networks and the Registrant.

          In the event that a director or officer of the Registrant who is also a director, officer or employee of USA Networks acquires knowledge of a potential transaction or matter which maybe a corporate opportunity for both the Registrant and USA Networks, such director or officer of the Registrant shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Registrant and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

          (i) a corporate opportunity offered to any person who is an officer of the Registrant, and who is also a director but not an officer or employee of USA Networks, shall belong to the Registrant;

          (ii) a corporate opportunity offered to any person who is a director but not an officer of the Registrant and who is also a director, officer or employee of USA Networks shall belong to the Registrant if such opportunity is expressly offered to such person in his or her capacity as a director of the Registrant, and otherwise shall belong to USA Networks; and

          (iii) a corporate opportunity offered to any person who is an officer or employee of USA Networks and an officer of the Registrant shall belong to the Registrant if such opportunity is expressly offered to such person in his or her capacity as an officer or employee of the Registrant, and otherwise shall belong to USA Networks.

For purposes of the foregoing:

          (i) A director of the Registrant who is Chairman of the Board of Directors of the Registrant or of a committee thereof shall not be deemed to be an officer of the Registrant by reason of holding such position (without regard to whether such position is deemed an officer of the Registrant under the Amended and Restated Bylaws of the Registrant), unless such person is a full-time employee of the Registrant; and

          (ii) The term "Registrant" shall mean the Registrant and all corporations, partnerships, joint ventures, associations and other entities in which the Registrant beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term "USA Networks" shall mean USA Networks, Inc., a Delaware corporation and beneficial owner of approximately 59.44% of the outstanding Common Stock of the Registrant, or approximately 67.34% of the total voting power of the outstanding Common Stock of the Registrant ("USAi"), USANi LLC, a Delaware limited liability company, and all corporations, partnerships, joint ventures, associations and other entities (other than the Registrant, as defined in accordance with this paragraph) in which USA Networks beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

          This Section D shall expire on the date that USA Networks ceases to beneficially own Common Stock of the Registrant representing at least 20% of the total voting power of all classes of outstanding capital stock of the Registrant entitled to vote in the election of directors and no person who is a director or officer of the Registrant is also a director or officer of USA Networks. In addition to any vote of the stockholders required by law, until the time that USA Networks ceases to beneficially own Common Stock of the Registrant representing at least 20% of the total voting power of all classes of outstanding capital stock of the Registrant entitled to vote in the election of directors, the affirmative vote of the holders of more than 80% of the total voting power of all such classes of outstanding capital stock of the Registrant shall be required to alter, amend or repeal in a manner adverse to the interests of USA Networks, or adopt any provision adverse to the interests of USA Networks and inconsistent with the corporate opportunity provisions described above.

     E. Certain provisions of the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware General Corporation Law ("DGCL") Section 203 may render more difficult, or have the effect of discouraging, unsolicited takeover bids from third parties or the removal of incumbent management of the Registrant. These provisions include the right of the holders of Class A Common Stock to 15 votes per share, versus one vote per share for the holders of Class B Common Stock, and provide that the stockholders may not call special meetings. In addition, the Registrant's Amended and Restated Certificate of Incorporation authorizes the Board of Directors to issue, without stockholder approval, 2,000,000 shares of Preferred Stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of Common Stock of the Registrant. Although the Registrant has no current plans to issue any shares of Preferred Stock, the issuance of Preferred Stock or rights to purchase Preferred Stock could render more difficult, or have the effect of discouraging, unsolicited takeover bids from third parties or the removal of incumbent management of the Registrant. Although such provisions do not have a substantial practical significance to investors while USAi, through its ownership of Class A Common Stock, is in a position to effectively control all matters affecting the Registrant, such provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices should USAi no longer be in such control.

     F. The Company is also subject to Section 203 of the DGCL (the "Antitakeover Law"), which regulates corporate acquisitions. The Antitakeover Law prevents certain Delaware corporations, including those whose securities are listed for trading on the Nasdaq National Market as is the Registrant, from engaging under certain circumstances in a "business combination" with any "interested stockholder" for three years following the date that such stockholder became an interested stockholder. For purposes of the Antitakeover Law, a "business combination" includes, among other things, a merger or consolidation involving the Registrant and the interested stockholder and the sale of more than ten percent of the Registrant's assets. In general, the Antitakeover Law defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the Registrant and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of the Antitakeover Law with an express provision in its original certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the Registrant's outstanding voting shares. The Registrant has not "opted out" of the provisions of the Antitakeover Law. The restrictions of the Antitakeover Law will not apply to USAi, however, because (i) the Registrant's Board or Directors approved the transaction which resulted in USAi becoming an "interested stockholder" prior to the consummation of that transaction and (ii) at the time USAi became an "interested stockholder," the restrictions of Section 203 did not apply to the Registrant because the Registrant did not have a class of voting stock (x) listed on a national securities exchange, (y) authorized for quotation on the Nasdaq Stock Market or (z) held of record by more than 2,000 stockholders.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the shares of Class A Common Stock and Class B Common Stock registered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Mr. Larry W. Sonsini, who is a member of WSGR, owns 6,022 shares of Class A Common Stock. In addition, 54,203 shares of Class A Common Stock are held by partnership investment accounts of WSGR, in which Mr. Sonsini is a participant.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant's Restated Certificate of Incorporation limits the liability of directors for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware General Corporations Law ("DGCL").The DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided for in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation also provides that the Company is required to indemnify to the fullest extent permitted by law any director, officer or employee of the Company.

     The Company's Restated Bylaws provide that (i) the Company is required to indemnify its directors and officers to the maximum extent permitted by the DGCL, subject to certain very limited exceptions, (ii) the Company may indemnify its other employees and agents to the maximum extent permitted by the DGCL,
(iii) the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding, subject to certain very limited exceptions and (iv) the rights conferred in the Restated Bylaws are not exclusive.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

          Exhibit
          Number
          ------

             10.1*   1996 Stock Option Plan and form of related agreements.
             10.2*   1998 Stock Plan and form of related agreements.
             10.3**  1998 Employee Stock Purchase Plan.
              5.1    Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to
                     legality of securities being registered.
             23.1    Consent of Ernst & Young LLP, Independent Auditors.
             23.2    Consent of Counsel (contained in Exhibit 5.1).
             24.1    Power of Attorney (see Page II-8).
___________

* Incorporated by reference to the exhibit filed with Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-64855) filed with the Securities and Exchange Commission on November 6, 1998.

** Incorporated by reference to the exhibit filed with Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-64855) filed with the Securities and Exchange Commission on November 20, 1998.

Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on January 21, 1999.


                              TICKETMASTER ONLINE-CITYSEARCH, INC.


                              By:  /s/ Charles Conn, III
                                 ------------------------------------
                                 Charles Conn, III, Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Conn, III and Bradley Ramberg, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                        TITLE                         DATE
--------------------------   -----------------------------   ----------------------
/s/ Charles Conn, III        Chief Executive Officer         January 21, 1999
--------------------------   (Principal Executive Officer)
(Charles Conn)

/s/ Bradley Ramberg          Chief Financial Officer, Vice   January 21, 1999
--------------------------   President, Finance and
(Bradley Ramberg)            Administration and Secretary
                             (Principal Financial Officer and
                             Principal Accounting Officer)

/s/ Alan Citron              Chairman of the Board           January 21, 1999
--------------------------
(Alan Citron)

/s/ Terry Barnes             Director                        January 21, 1999
--------------------------
(Terry Barnes)

/s/ Eugene L. Cobuzzi        Director                        January 21, 1999
--------------------------
(Eugene L. Cobuzzi)

/s/ Stuart W. DePina         Director                        January 21, 1999
--------------------------
(Stuart W. DePina)

/s/ Barry Diller             Director                        January 21, 1999
--------------------------
(Barry Diller)

/s/ Joseph Gleberman         Director                        January 21, 1999
--------------------------
(Joseph Gleberman)

/s/ William Gross            Director                        January 21, 1999
--------------------------
(William Gross)

/s/ Victor A. Kaufman        Director                        January 21, 1999
--------------------------
(Victor A. Kaufman)

/s/ Robert Kavner            Director                        January 21, 1999
--------------------------
(Robert Kavner)

/s/ William D. Savoy         Director                        January 21, 1999
--------------------------
(William D. Savoy)

/s/ Alan Spoon               Director                        January 21, 1999
--------------------------
(Alan Spoon)

/s/ Thomas Unterman          Director                        January 21, 1999
--------------------------
(Thomas Unterman)

                     TICKETMASTER ONLINE-CITYSEARCH, INC.

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS


Exhibit
Number                          Description
-------   ---------------------------------------------------------------

 10.1*    1996 Stock Option Plan and forms of related agreements.

 10.2*    1998 Stock Plan and forms of related agreements.

 10.3**   1998 Employee Stock Purchase Plan.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.

 23.1     Consent Ernst & Young LLP, Independent Auditors.

 23.2     Consent of Counsel (contained in Exhibit 5.1).

 24.1     Power of Attorney (see Page II-8).

___________

* Incorporated by reference to the exhibit filed with Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-64855) filed with the Securities and Exchange Commission on November 6, 1998.

** Incorporated by reference to the exhibit filed with Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-64855) filed with the Securities and Exchange Commission on November 20, 1998.